Exhibit 4.1






               FIRST AMENDMENT TO POOLING AND SERVICING AGREEMENT

     THIS FIRST AMENDMENT, dated as of December 18, 2001 (this "Amendment"), to the Pooling and Servicing Agreement, dated as of September 1, 2001 (together with the Amendment, the "Pooling and Servicing Agreement"), among SAXON ASSET SECURITIES COMPANY, a Virginia corporation, as depositor (the "Depositor"), SAXON MORTGAGE, INC., a Virginia corporation, as master servicer (the "Master Servicer"), MERITECH MORTGAGE SERVICES, INC., a Texas corporation, as servicer (the "Servicer"), and BANKERS TRUST COMPANY, a New York corporation, as trustee (the "Trustee").

                                 WITNESSETH THAT

     WHEREAS, the Depositor duly authorized the formation of a trust (the "Trust") to issue a series of asset backed certificates with an aggregate initial Certificate Principal Balance of $700,000,000 to be known as the Saxon Asset Securities Trust 2001-3, Mortgage Loan Asset Backed Certificates, Series 2001-3 (the "Certificates");

     WHEREAS, the Certificates in the aggregate evidence the entire beneficial ownership in the Trust;

     WHEREAS, the Depositor, the Master Servicer, the Servicer and the Trustee have agreed to amend the Pooling and Servicing Agreement, pursuant to Section 11.1(ii) thereof as set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties hereinafter set forth, the Depositor, the Master Servicer, the Servicer and the Trustee agree as follows:

     Section 1.1   Section References
                   ------------------

     Unless otherwise specified herein, all references in this Amendment to sections shall mean sections contained in this Amendment.

     Section 1.2   Defined Terms
                   -------------

     Capitalized terms used but not defined in this Agreement shall have the respective meanings assigned to them in Section 1.1 of the Pooling and Servicing Agreement. In addition, if a term defined in the Pooling and Servicing Agreement is also defined herein, the definition herein shall control.

     Section 2.1   Amendment to Section 1.1
                   ------------------------

     Section 1.1 of the Pooling and Servicing Agreement is hereby amended by replacing the definition "Determination Date" with the following definition:

     ""Determination Date": As to any Distribution Date, the 17th Business Day of the month occurring in the month of such Distribution Date (or if such day is not a Business Day, the immediately preceding Business Day)."
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     Section 3.1   Representations and Warranties.
                   ------------------------------

         On and as of the date hereof, each of the Depositor, the Master Servicer and the Servicer hereby confirms, reaffirms and restates the representations and warranties set forth in Sections 2.04 and Section 2.05 of the Pooling and Servicing Agreement.

     Section 3.2   Corporate Power; Authorization
                   ------------------------------

     Each of the Depositor, the Master Servicer and the Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Amendment to be consummated by it, has duly authorized the execution, delivery and performance of this Amendment, and has duly executed and delivered this Amendment. This Amendment, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of each of the Depositor, the Master Servicer and the Servicer, enforceable against each party in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     Section 3.3   No Violation
                   ------------

         Each of the Depositor, the Master Servicer and the Servicer is not in violation of, and the execution and delivery of this Amendment by the Depositor, the Master Servicer and the Servicer and the performance by each party and compliance with the terms of this Amendment will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor, the Master Servicer or the Servicer or any of each party's properties or materially and adversely affect the performance of any of each party's duties hereunder.

     Section 3.4.   No Actions; Proceedings
                    -----------------------

         There are no actions or proceedings against, or investigations of, the Depositor, the Master Servicer or the Servicer pending or, to the knowledge of the Depositor, the Master Servicer or the Master Servicer, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit each party from entering into this Amendment, (B) seeking to prevent the consummation of any of the transactions contemplated by this Amendment or (C) that, if determined adversely, would prohibit or materially and adversely affect the performance by the Depositor, the Master Servicer or the Servicer of any of such party's obligations under, or the validity or enforceability of, this Amendment.

     Section 4.1   Recordation of Amendment; Counterparts
                   --------------------------------------

     This Amendment is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at its expense, but only upon direction a majority of the Certificateholders to the effect that such recordation

                                       2
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materially  and  beneficially  affects the interests of the  Certificateholders.
However, the foregoing sentence notwithstanding, the Servicer may provide copies hereof to counsel, judicial officers, and government agencies, or may cause this Amendment to be recorded, in any jurisdiction in which, in the Servicer's judgment, such disclosure or recording may facilitate foreclosure or other recovery with respect to any one or more of the Mortgage Loans.

     For the purpose of facilitating the recordation of this Amendment as herein provided and for other purposes, this Amendment may be executed (by facsimile or otherwise) simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section   4.2 Governing Law
               -----------------

     THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 4.3   Severability of Provisions
                   --------------------------

     If any one or more of the covenants, agreements, provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions of this Amendment or of the Certificates or the rights of the Holders thereof.

     Section 4.4   Continuing Effect
                   -----------------

     Except as expressly amended hereby, the Pooling and Servicing Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.

                                      * * *

     IN WITNESS  WHEREOF,  the  Depositor,  Master  Servicer,  Servicer  and the
Trustee, have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                            SAXON ASSET SECURITIES COMPANY


                            By:   /s/ Ernst G. Bretana
                                  ------------------------------
                                   Ernest G. Bretana, Vice President


                            SAXON MORTGAGE, INC.


                            By:   /s/ Ernst G.. Bretana
                                  --------------------------------------
                                   Ernest G. Bretana, Vice President


                            MERITECH MORTGAGE SERVICES, INC.


                            By:   /s/ Dennis Stowe
                                  --------------------------------------
                                   Dennis Stowe, President

                            BANKERS TRUST COMPANY


                            By:   /s/ Barbara Campbell
                                  ------------------------------
                                   Barbara Campbell, Assistant Secretary